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                                                                      EXHIBIT 11


                BRUSH ENGINEERED MATERIALS INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS



                                                             FIRST QUARTER ENDED
                                                         ---------------------------
                                                           APR. 2          MAR. 28
                                                            2004            2003
                                                         -----------     -----------
Basic:
  Average shares outstanding                              16,618,565      16,561,430
                                                         ===========     ===========

  Net income/(Loss)                                      $ 3,754,000     $(3,016,000)

  Per share amount                                       $      0.23     $     (0.18)
                                                         ===========     ===========



Diluted:
  Average shares outstanding                              16,618,565      16,561,430

  Dilutive stock options based on the treasury stock
       method using average market price                     362,221              --
                                                         -----------     -----------

           Totals                                         16,980,786      16,561,430
                                                         ===========     ===========

  Net income/(Loss)                                      $ 3,754,000     $(3,016,000)

  Per share amount                                       $      0.22     $     (0.18)
                                                         ===========     ===========
